Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-258109 on Form S-1, of our report dated March 31, 2023, relating to the financial statements of AvePoint, Inc. and subsidiaries. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York

May 5, 2023